Wellness Center USA, Inc. Completes $1.6 Million Capitalization

FOR IMMEDIATE RELEASE

SCHAUMBURG, IL – September 19, 2013 – Wellness Center USA, Inc. (OTCQB: WCUI), today announced that it has received $1,648,500 from the sale of 4,121,250 restricted shares of its common stock (the “Shares”) to 53 individual accredited investors. Participants were granted five-year warrants (the Warrants”) to purchase an aggregate of 4,121,250 Shares at an exercise price of $0.75 per share. The Shares and Warrants carry “piggy-back” registration rights in connection with future underwritten public offerings of the Company. The Company relied upon Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

“We are pleased with the success of our capital raise, as it shattered our target objectives relative to time and size. This performance endorses our investor’s strong belief in our business model and strategy. The capital infusion exceeds our immediate operational needs, such as production of our Psoria-Light® medical device and CNS expansion, and gives us the ability to invest in new business opportunities sooner than anticipated,” stated Andrew J Kandalepas, CEO and Chairman of Wellness Center USA, Inc.

“The world can hardly afford to wait, as recent mental health related crime and suicide incidences have skyrocketed and spurred the need for our advanced modalities in treating mental illnesses. Brain research and treatment is now the new frontier, and we are proud to be at the forefront of this global initiative,” continued Kandalepas.

About Wellness Center USA, Inc.

Wellness Center USA, Inc. http://wellnesscenterusa.com/ an alternative healthcare, medical device solutions and online nutraceutical sales company, was created to address important healthcare and wellness needs; through break-through solutions, centered on the "well-being of the body and mind". Wellness Center USA, Inc.'s three business units are:

CNS-Wellness (www.cns-wellness.com) is a Tampa FL based cognitive science clinic business, specializing in the treatment of behavioral health disorders in at least three focus areas: a) stress related disorders including anxiety and panic attacks, depression, and obsessive-compulsive spectrum disorders, b) developmental and learning disorders such as autistic spectrum issues and Asperser's syndrome, AD/HD, learning differences and birth trauma-related issues, and c) purely brain-based issues including epilepsy and seizure disorders, traumatic brain injuries, and related acquired brain syndromes. CNS-Wellness LLC, was acquired by Wellness Center USA Inc. (“WCUI”) in August 2012, and is now a wholly-owned subsidiary.

Psoria-Shield Inc. (www.psoria-shield.com) is a Tampa FL based company specializing in design, manufacturing, and distribution of medical devices to domestic and international markets. PSI employs full-time engineering, production, sales staff, and manufactures within an ISO 13485 certified quality system. PSI's flagship product, Psoria-Light®, is FDA-cleared and CE marked and delivers targeted UV phototherapy for the treatment of certain skin disorders. Psoria-Shield Inc., was acquired by Wellness Center USA Inc. (“WCUI”) in August 2012, and is now a wholly-owned subsidiary.

AminoFactory (www.aminofactory.com), a division of Wellness Center USA, Inc., is an online supplement store that markets and sells a wide range of high-quality nutritional vitamins and supplements. By utilizing AminoFactory’s online catalog, bodybuilders, athletes, and health conscious consumers can choose and purchase the highest quality nutritional products from a wide array of offerings in just a few clicks.

Safe Harbor Statement:

Certain statements contained in this news release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements regarding the proposed exchange transaction, the anticipated closing date of the transaction and anticipated future results following a closing of the transaction. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” While it is not possible to identify all factors, risks and uncertainties that might relate to, affect or arise from the proposed transaction, and which might cause actual results to differ materially from expected results, such factors, risks and uncertainties include delays in completing the transaction, difficulties in integrating operations following the transaction, difficulties in manufacturing and delivering products, potential market rejection of products or services, increased competitive pressures, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which the parties are engaged, changes in the securities markets and other factors, risks and uncertainties disclosed from time to time in documents that the Company files with the SEC.

Contact Info:

At Wellness Center Usa, Inc.

Tel: (847) 925-1885

www.wellnescenterusa.com

Investor Relations Contact:

Arthur Douglas & Associates, Inc.
Arthur Batson
Phone: 407-478-1120

www.arthurdouglasinc.com